EXHIBIT 10.3

NATIXIS

Back Office Dérivé LRB 3032 40, avenue Terriors de France Lumière Seine – Paris – 75012 Tél.: +33 158 55 21 60 Fax.: +33 158 55 21 51	June 14, 2010 CINEDIGM DIGITAL FUNDING I LLC 55 MADISON AVENUE, SUITE 300 MORRISTOWN, NJ 07960

Our reference:                                2588339N
Your reference:

SWAP TRANSACTION

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered in between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of June 07, 2010 as amended and supplemented from time to time (the “Agreement), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

General Terms:
Trade Date:	June 08, 2010 14:48:48
Effective Date:	June 15, 2011
Termination Date:	June 15, 2013 subject to adjustment in accordance with the Modified Following Business Day Convention.
Notional Amount:	USD 33,333,333.00 (see schedule on next page)
Calculation Agent:	NATIXIS, unless otherwise specified in the Agreement

Siège social 30, avenue Pierre Mendès-France 75013 Paris France Tél.: +33 (0) 158 323 000	Société anonyme à Conseil d’administration au capital de 4 653 020 308, 80 € R.C.S.: Paris 542 044 524 TVA: FR 773 542 044 524

Fixed Amount Calculation Amount Schedule
Calculation Periods scheduled start date	Calculation Periods End Dates	Calculation Amount
Jun 15, 2011	Jun 15, 2012	USD 33,333,333.00
Jun 15, 2012	the Termination Date	USD 26,666,666.00
Floating Amount Calculation Amount Schedule
Calculation Periods scheduled start date	Calculation Periods End Dates	Calculation Amount
Jun 15, 2011	Jun 15, 2012	USD 33,333,333.00
Jun 15, 2012	the Termination Date	USD 26,666,666.00
Fixed Amount:
Fixed Rate Payer:	CINEDIGM DIGITAL FUNDING I LLC
Fixed Rate:	2.15%
Fixed Rate Day Count Fraction:	Actual/360
Fixed Rate Payer Payment Date(s):

Quarterly, September 15, December 15, March 15, June 15 of each year commencing on September 15, 2011 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Business Day:	London and New York
Floating Amount:
Floating Rate Payer:	NATIXIS
Floating Rate Payer Payment Date(s):

Quarterly, September 15, December 15, March 15, June 15 of each year commencing on September 15, 2011 up to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	3 months
Spread:	not applicable
Floating Rate Date Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period

Siège social 30, avenue Pierre Mendès-France 75013 Paris France Tél.: +33 (0) 158 323 000	Société anonyme à Conseil d’administration au capital de 4 653 020 308, 80 € R.C.S.: Paris 542 044 524 TVA: FR 773 542 044 524

	Business Days:	London and New York
Account Details
Account details of CINEDIGM DIGITAL FUNDING I LLC Please advised
Account details of NATIXIS Currency: USD Intermediary: DEUTSCHE BK TRUST COMPANY AMERICAS Swift: BKTRUS3 3 Account with Bank: NATIXIS Swift: NATXFRPPMAR Beneficiary: NATIXIS

Offices
•	The Office of NATIXIS for this Transaction is PARIS;
•	The Office of CINEDIGM DIGITAL FUNDING I LLC for this Transaction is MORRISTOWN.

Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which is enters into this Transaction that (in the absence of written Agreement between the parties which expressly imposes affirmative obligations to the contrary for this Transaction):

(a)
Non-Reliance.  Each party is acting for its own account, and has made its own independent decisions to enter into this Transaction and this such Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. Each party is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanation relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b)
Assessment and Understanding.  Each party is capable of assessing the merits of and understands (on its own behalf or through independent professional advice), and accepts, the terms, conditions and risks of this Transaction. Each party is also capable of assuming and assumes the risks of this Transaction.

(c)
Status of the Parties. Neither party is acting as a fiduciary for or as an adviser to the other in respect of this transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

NATIXIS

Siège social 30, avenue Pierre Mendès-France 75013 Paris France Tél.: +33 (0) 158 323 000	Société anonyme à Conseil d’administration au capital de 4 653 020 308, 80 € R.C.S.: Paris 542 044 524 TVA: FR 773 542 044 524

/s/ Pierre Delobel Pierre DELOBEL Responsable Back-Offices Activités de Marchés	/s/ Tanguy Loreau Tanguy LOREAU Head of interest rates and credit derivatives operations
CINEDIGM DIGITAL FUNDING I LLC Confirmed as of the date first above written: By: Name: Title:

Siège social 30, avenue Pierre Mendès-France 75013 Paris France Tél.: +33 (0) 158 323 000	Société anonyme à Conseil d’administration au capital de 4 653 020 308, 80 € R.C.S.: Paris 542 044 524 TVA: FR 773 542 044 524